Exhibit 99.2

Offer to Exchange

8.750%/9.500% Senior PIK Toggle Notes Due 2019

for all outstanding

8.750%/9.500% Senior PIK Toggle Notes Due 2019

of

PC Nextco Holdings, LLC

PC Nextco Finance, Inc.

, 2014

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                     , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by PC Nextco Holdings, LLC and PC Nextco Finance, Inc. (each a “Company” and collectively the “Companies”), to exchange $350,000,000 in principal amount of the Companies’ new 8.750%/9.500% Senior PIK Toggle Notes Due 2019 (the “Exchange Notes”), for $350,000,000, in a denomination equal to $2,000 and in integral multiples of $1,000 in principal amount thereafter, in principal amount of outstanding 8.750%/9.500% Senior PIK Toggle Notes Due 2019 (with CUSIP numbers 69323VAA4 and U7050VAA0, the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Companies contained in the Registration Rights Agreement, dated August 1, 2013, by and between the Companies and the other parties signatory thereto. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the issuance of the Exchange Notes is registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Notes are not subject to any covenant regarding exchange registration rights under the Securities Act.

The Companies will accept for exchange all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. See “The Exchange Offer—Conditions to the Exchange Offer” in the Prospectus.

The Companies will pay any transfer taxes payable in connection with the exchange of Outstanding Notes for Exchange Notes, except as otherwise provided in the Prospectus in “The Exchange Offer—Transfer Taxes” and in Instruction 5 of the Letter of Transmittal.

This material is being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Companies urge beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and the Letter of Transmittal. However, we urge you to read the Prospectus carefully before instructing us as to whether or not to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5 p.m., New York City time, on                     , 2014, unless the Exchange Offer is extended by the Companies. The time the Exchange Offer expires is referred to as the “Expiration Date.” If not yet accepted, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

IF YOU WISH TO HAVE US TENDER ANY OF YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE REVERSE HEREOF.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL EXCHANGES BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF OUTSTANDING NOTES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS TO REGISTERED HOLDER

FROM BENEFICIAL OWNER

OF

8.750%/9.500% Senior PIK Toggle Notes Due 2019

The undersigned hereby acknowledges receipt of the Prospectus, dated                     , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by PC Nextco Holdings, LLC and PC Nextco Finance, Inc. (each a “Company” and collectively the “Companies”), to exchange $350,000,000 in principal amount of the Companies’ new 8.750%/9.500% Senior PIK Toggle Notes Due 2019 (the “Exchange Notes”), for $350,000,000, in a denomination equal to $2,000 and in integral multiples of $1,000 in principal amount thereafter, in principal amount of outstanding 8.750%/9.500% Senior PIK Toggle Notes Due 2019 (with CUSIP numbers 69323VAA4 and U7050VAA0, the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                     of the Outstanding Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$                     of the Outstanding Notes.

* You should note that the minimum permitted tender is $2,000 in principal amount of Outstanding Notes and in integral multiples of $1,000 thereafter. Unless a specific contrary instruction is given in the space provided, your signature(s) on the instructions shall constitute an instruction to tender all of the Outstanding Notes held by us for your account.

☐ NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including, but not limited to, the representations that (i) the undersigned is not an “affiliate” of the Companies; (ii) the undersigned is not engaged and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and (iii) the undersigned is acquiring the Exchange Notes in its ordinary course of business, (b) to make such agreements, representations and warranties on the undersigned’s behalf as are set forth in the Letter of Transmittal, and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Notes.

Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties unrelated to the Companies, the Companies believe that, with the exceptions set forth below, the Exchange Notes issued in the Exchange Offer may be offered for resale, resold and otherwise transferred by the holder of Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder: (i) is an “affiliate,” within the meaning of Rule 405 under the Securities Act, of the Companies; (ii) is a broker-dealer that purchased Outstanding Notes directly from the Companies for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act; (iii) acquired the Exchange Notes other than in the ordinary course of the

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holder’s business; (iv) has an arrangement with any person to engage in the distribution of the Exchange Notes; or (v) is prohibited by any law or policy of the SEC from participating in the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If the undersigned or the person receiving such Exchange Notes, whether or not such person is the undersigned, is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

[Signature Page Follows]

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SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Names(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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